Exhibit 10.55
EPS Goal

SJW GROUP

RESTRICTED STOCK UNIT ISSUANCE AGREEMENT

RECITALS

A.     The Board has adopted the Plan for the purpose of retaining the services of selected Employees of the Corporation (or any Parent or Subsidiary).

B.     Participant is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s issuance of an equity incentive award under the Plan designed to retain Participant’s continued service.

C.     All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix A.

NOW, THEREFORE, it is hereby agreed as follows:

1.    Grant of Restricted Stock Units. The Corporation hereby awards to Participant, as of the Award Date, a performance based award (the “Award”) under the Plan entitling Participant to receive a number of shares of Common Stock based upon the attainment of a pre-established performance objective tied to earnings per share measured over a specified period, provided Participant continues in Service through the completion date of that measurement period. The target number of shares of Common Stock used to determine Participant’s rights under the Award, the actual number of shares to which Participant may become entitled, the applicable performance target for the vesting of those shares, the alternative and special vesting provisions which may become applicable to such shares, the date or dates on which the vested shares shall become issuable to Participant and the remaining terms and conditions governing the Award shall be as set forth in this Agreement.

Participant:	(Name)
Award Date:	___________________
Target Number of Shares:
_____ shares of Common Stock (the “Target Shares”). The actual number of shares of Common Stock that may become issuable pursuant to the Award shall be determined in accordance with the Vesting Schedule below.

Vesting Schedule:
The number of shares of Common Stock which may actually vest and become issuable pursuant to the Award shall be determined pursuant to a two-step process: (i) first the maximum number of shares of Common Stock in which Participant can vest under the Performance Vesting section below shall be calculated on the basis of the level at which the Performance Objective specified on attached Schedule I is actually attained and (ii) then the number of shares calculated under clause (i) in which Participant may actually vest shall be determined on the basis of his or her completion of the applicable Service vesting requirements set forth in Paragraph 3 of this Agreement.
Performance Vesting: Attached Schedule I specifies the Performance Objective to be attained for the specified Measurement Period. No later than the last business day of February in the calendar year immediately following the end of the Measurement Period, the Plan Administrator shall determine and certify the actual level of attainment for the Performance Objective (the “Performance Certification Date”). On the basis of that certified level of attainment, the number of Target Shares will be multiplied by the applicable percentage (which may range from 0% to 150%) determined in accordance with the table set forth in Schedule I. The number of shares resulting from such calculation shall constitute the maximum number of shares of Common Stock in which Participant may vest under this Award and shall be designated the “Performance-Qualified Shares.” In no event may the number of such Performance-Qualified Shares exceed 150% of the number of Target Shares.
Should the Performance Objective be attained at a level below the threshold level specified in attached Schedule I, the Award shall be forfeited and shall be immediately cancelled. Participant shall thereupon cease to have any further right, title or interest in the shares of Common Stock underlying the cancelled Award.
Service Vesting. The number of Performance-Qualified Shares in which Participant actually vests shall be determined on the basis of Participant’s satisfaction of the Service vesting requirements set forth in Paragraph 3.
Change in Control Vesting. The shares of Common Stock underlying the Award may also vest on an alternative basis in accordance with Paragraph 5 should a Change in Control occur prior to the completion of the Measurement Period.

Issuance Schedule:
The shares of Common Stock which actually vest and become issuable pursuant to the terms of this Agreement shall be issued in accordance with the provisions of this Agreement applicable to the particular circumstances under which such vesting occurs. The actual issuance of the shares shall be subject to the Corporation’s collection of all applicable Withholding Taxes as set forth in Paragraph 7 of this Agreement.

2.    Limited Transferability. Prior to actual receipt of the shares of Common Stock which vest and become issuable hereunder, Participant may not transfer any interest in the Award or the underlying shares. Any shares which vest hereunder but which otherwise remain unissued at the time of Participant’s death may be transferred pursuant to the provisions of Participant’s will or the laws of inheritance or to Participant’s designated beneficiary or beneficiaries of this Award. Participant may also direct the Corporation to re-issue the stock certificates for any shares which in fact vest and become issuable under the Award during his lifetime to one or more designated family members or a trust established for Participant and/or his family members. Participant may make such a beneficiary designation or certificate directive at any time by filing the appropriate form with the Plan Administrator or its designee.
3.    Service Requirement. The number of Performance-Qualified Shares calculated in accordance with the Performance-Vesting provisions of Paragraph 1 and attached Schedule I represent the maximum number of shares of Common Stock in which Participant can vest hereunder. The actual number of shares of Common Stock in which Participant shall vest shall be determined as follows:
-    Participant shall vest in one hundred percent (100%) of the Performance-Qualified Shares on the Performance Certification Date provided Participant has remained in Service through ______.
-    Except to the extent otherwise provided in Paragraph 5, should Participant’s cessation of Employee status occur prior to the completion of the Measurement Period by reason of (A) Participant’s cessation of Employee status by reason of death or Permanent Disability, (B) Participant’s resignation from Employee status for Good Reason or (C) the Corporation’s termination of Participant’s Employee status other than for Good Cause, then Participant shall, following the completion of the Measurement Period, vest in that number of shares of Common Stock determined by multiplying the Performance-Qualified Shares in which Participant could vest based on the actual level of attainment of the Performance Objective certified by the Plan Administrator by a fraction, the numerator of which is the number of whole months of Service (rounded up to the next whole month) completed by Participant during the Measurement Period and the denominator of which is thirty-six (36) months.
-    If Participant’s Service ceases for any other reason prior to the completion of the Measurement Period, then Participant shall not vest in any of the shares of Common Stock subject to the Award, and all of Participant’s right, title and interest to the Award shall immediately terminate; provided, however, that should a Change in Control occur prior to the completion of the Measurement Period, then the provisions of Paragraph 5 shall govern the vesting of the shares.
To the extent Participant so vests in one or more Performance-Qualified Shares pursuant to this Paragraph 3, the underlying shares that vest on the Performance Certification Date shall be issued on the last business day of February in the calendar year immediately following the end of the Measurement Period (the “Issuance Date”), subject to the Corporation’s collection of the applicable Withholding Taxes, but in no event later than the close of the calendar year in which the Issuance Date occurs.
4.    Stockholder Rights. Participant shall not have any stockholder rights, including voting, dividend or liquidation rights, with respect to the shares of Common Stock subject to the Award until the shares vest and Participant becomes the record holder of those shares upon their actual issuance following the Corporation’s collection of the applicable Withholding Taxes.
5.    Change in Control.
A.    In the event a Change of Control occurs during the Measurement Period and Participant remains in Service through the effective date of the Change of Control, then the number of Performance-Qualified Shares issuable under the Award shall be equal to the Target Shares.
B.    The Award as so adjusted at the time of a Change in Control may be assumed by the successor entity or otherwise continued in full force and effect or may be replaced with a cash retention program of the successor entity which preserves the Fair Market Value of the underlying shares of Common Stock at the time of the Change in Control and provides for the subsequent vesting and payout of that value in accordance with the provisions of this Paragraph 5.B. In the event the Award is assumed or otherwise continued in effect, the following Service-based vesting schedule shall apply:
(i)    The Award (whether in its assumed or continued form or as converted into a cash retention program) shall vest in full upon Participant’s continuation in Service through the completion date of the Measurement Period. Following the completion of such Service‑vesting period, the securities, cash or other property underlying the vested Award shall be issued on the Issuance Date or as soon as administratively practicable thereafter, subject to the Corporation’s collection of the applicable Withholding Taxes, but in no event later than March 15 following the end of the Measurement Period.
(ii)    Should any of the following events occur after the effective date of such Change in Control but prior to the completion date of the Measurement Period: (A) Participant’s cessation of Employee status by reason of death or Permanent Disability, (B) Participant’s resignation from Employee status for Good Reason or (C) the Corporation’s termination of Participant’s Employee status other than for Good Cause, then the Award shall immediately vest in full with respect to the Performance-Qualified Shares determined under Paragraph 5.A, and the securities, cash or other property underlying such portion of the Award shall, subject to the Corporation’s collection of the applicable Withholding Taxes, be distributed on the earlier of (x) the Issuance Date or (y) the date of Participant’s Separation from Service, provided such Separation from Service occurs within twenty-four (24) months after a Qualifying Change in Control, or as soon as administratively practicable after the applicable distribution date, but in no event later than the close of the calendar year in which such distribution date occurs (subject to the delayed payment provisions of Paragraph 8).
C.    In the event the Award is assumed or otherwise continued in effect, the shares of Common Stock subject to the Award (as determined pursuant to Paragraph 5.A) will be adjusted immediately after the consummation of the Change in Control so as to apply to the number and class of securities into which the shares of Common Stock subject to the Award immediately prior to the Change in Control would have been converted in consummation of that Change in Control had those shares actually been issued and outstanding at that time. To the extent the actual holders of the outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the Award at that time, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in the Change in Control transaction, provided such shares are registered under the federal securities laws and readily tradable on an established securities exchange.
D.    If the Award is not so assumed or otherwise continued in effect or replaced with a cash retention program under Paragraph 5.B, then the Award will vest immediately prior to the closing of the Change in Control with respect to the Performance-Qualified Shares determined under Paragraph 5.A. The shares subject to the vested Award shall be converted into the right to receive the same consideration per share of Common Stock payable to the other stockholders of the Corporation in consummation of that Change in Control, and such consideration shall be distributed to Participant on the tenth (10th) business day following the earliest to occur of (i) the Issuance Date, (ii) the date of Participant’s Separation from Service (subject to the delayed payment provisions of Paragraph 8), provided such Separation from Service occurs within twenty-four (24) months after a Qualifying Change in Control, or (iii) the first date following a Qualifying Change in Control on which the distribution can be made without contravention of any applicable provisions of Code Section 409A. Such distribution shall be subject to the Corporation’s collection of the applicable Withholding Taxes pursuant to the provisions of Paragraph 7.
E.    This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
6.     Adjustment in Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction, extraordinary dividend or distribution or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization, then equitable adjustments shall be made by the Plan Administrator to the total number and/or class of securities issuable pursuant to this Award in order to reflect such change and the determination of the Plan Administrator shall be final, binding and conclusive. In the event of a Change in Control, the adjustments (if any) shall be made in accordance with the provisions of Paragraph 5.
7.     Issuance of Shares/Collection of Withholding Taxes.
A.     On the Issuance Date (or any earlier date on which the shares of Common Stock are to be issued in accordance with the terms of this Agreement), the Corporation shall issue to or on behalf of Participant a certificate (which may be in electronic form) for the applicable number of shares of Common Stock, subject, however, to the Corporation’s collection of the applicable Withholding Taxes.

B.     The Corporation shall collect the applicable Withholding Taxes with respect to the shares of Common Stock which vest and become issuable hereunder through an automatic share withholding procedure pursuant to which the Corporation will withhold, at the time of such issuance, a portion of the shares with a Fair Market Value (measured as of the applicable issuance date) equal to the amount of those taxes; provided, however, that the amount of any shares so withheld shall not exceed the amount necessary to satisfy the Corporation‘s required tax withholding obligations using the minimum statutory withholding rates for federal and state tax purposes that are applicable to supplemental taxable income. In the event payment is to be made in a form other than the shares, then the Corporation shall collect from Participant the applicable Withholding Taxes pursuant to such procedures as the Corporation deems appropriate under the circumstances.
C.     Notwithstanding the foregoing provisions of Paragraph 7.B, the employee portion of the federal, state and local employment taxes required to be withheld by the Corporation in connection with the vesting of the shares of Common Stock or any other amounts hereunder (the “Employment Taxes”) shall in all events be collected from Participant no later than the last business day of the calendar year in which the shares or other amounts vest hereunder. Accordingly, to the extent the Issuance Date for one or more vested shares or the distribution date for such other amounts is to occur in a year subsequent to the calendar year in which those shares or other amounts vest, Participant shall, on or before the last business day of the calendar year in which the shares or other amounts vest, deliver to the Corporation a check payable to its order in the dollar amount equal to the Employment Taxes required to be withheld with respect to those shares or other amounts. The provisions of this Paragraph 7.C shall be applicable only to the extent necessary to comply with the applicable tax withholding requirements of Code Section 3121(v).
D.     Except as otherwise provided in Paragraph 5 and Paragraph 7.B, the settlement of the vested Award shall be made solely in shares of Common Stock. In no event, however, shall any fractional shares be issued. Accordingly, the total number of shares of Common Stock to be issued pursuant to this Award shall, to the extent necessary, be rounded down to the next whole share in order to avoid the issuance of a fractional share.
8.     Deferred Issuance Date. Notwithstanding any provision to the contrary in this Agreement, no shares of Common Stock or other amounts which become issuable or distributable by reason of Participant’s Separation from Service shall actually be issued or distributed to Participant prior to the earlier of (i) the first day of the seventh (7th) month following the date of such Separation from Service or (ii) the date of Participant’s death, if Participant is deemed at the time of such Separation from Service to be a specified employee under Section 1.409A-1(i) of the Treasury Regulations issued under Code Section 409A, as determined by the Plan Administrator in accordance with consistent and uniform standards applied to all other Code Section 409A arrangements of the Corporation, and such delayed commencement is otherwise required in order to avoid a prohibited distribution under Code Section 409A(a)(2). The deferred shares or other distributable amount shall be issued or distributed in a lump sum on the first day of the seventh (7th) month following the date of Participant’s Separation from Service or, if earlier, the first day of the month immediately following the date the Corporation receives proof of Participant’s death.
9.    Clawback. Notwithstanding anything to the contrary in this Agreement or the Plan, any shares, cash or other property issued to Participant pursuant to this Agreement shall be subject to reduction, recovery and/or recoupment to the extent required by any present or future law, government regulation or stock exchange listing requirement.
10.     Benefit Limit.

A.    In the event the vesting and issuance of the shares of Common Stock subject to this Award would otherwise constitute a parachute payment under Code Section 280G, then the vesting and issuance of those shares shall be subject to reduction to the extent necessary to assure that the number of shares which vest and are issued under this Award will be limited to the greater of (i) the number of shares of Common Stock which can vest and be issued without triggering a parachute payment under Code Section 280G or (ii) the maximum number of shares of Common Stock which can vest and be issued under this Award so as to provide Participant with the greatest after-tax amount of such vested and issued shares after taking into account any excise tax Participant may incur under Code Section 4999 with respect to those shares and any other benefits or payments to which Participant may be entitled in connection with any change in control or ownership of the Corporation or the subsequent termination of Participant’s Service.
B.    The benefit limitation of this Paragraph 10 shall apply only to the extent Participant is not otherwise entitled to a Code Section 4999 tax gross-up, pursuant to the terms of the Corporation’s Executive Severance Plan (or any successor plan), with respect to the shares that vest on an accelerated basis in connection with a Change in Control or subsequent cessation of Employee status.
11.     Compliance with Laws and Regulations. The issuance of shares of Common Stock pursuant to the Award shall be subject to compliance by the Corporation and Participant with all applicable requirements of law relating thereto and with all applicable regulations of any Stock Exchange on which the Common Stock may be listed for trading at the time of such issuance.
12.     Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated below Participant’s signature line on this Agreement. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.
13.     Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Participant, Participant’s assigns, the legal representatives, heirs and legatees of Participant’s estate and any beneficiaries of the Award designated by Participant.
14.     Construction. This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Award. To the extent there is any ambiguity as to whether any provision of this Agreement would otherwise contravene one or more applicable requirements or limitations of Code Section 409A and the Treasury Regulations thereunder, such provision shall be interpreted and applied in a manner that complies with the applicable requirements of Code Section 409A and the Treasury Regulations thereunder. For purposes of Code Section 409A, each installment distribution of shares of Common Stock (or other installment distribution hereunder) shall be treated as a separate payment, and Participant’s right to receive each such installment of shares (or other installment distribution hereunder) shall accordingly be treated as a right to receive a series of separate payments.
15.     Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.
16.     Employment at Will. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s Service at any time for any reason, with or without cause.

Signature page follows.

IN WITNESS WHEREOF, the parties have executed this Restricted Stock Unit Issuance Agreement on the respective dates indicated below.

SJW GROUP
By:	____________________________

Dated:	____________________, ____

(Name)
Signature:	____________________________
Dated:	____________________, ____

APPENDIX A
DEFINITIONS
The following definitions shall be in effect under the Agreement:
A.     Agreement shall mean this Restricted Stock Unit Issuance Agreement.
B.     Award shall mean the award made to Participant pursuant to the terms of the Agreement.
C.     Award Date shall mean the date the Award is granted to Participant pursuant to the Agreement and shall be the date indicated in Paragraph 1 of the Agreement.
D.     Board shall mean the Corporation’s Board of Directors.
E.     Change in Control shall mean any change in control or ownership of the Corporation which occurs by reason of one or more of the following events:
(i)     the acquisition, directly or indirectly by any person or related group of persons (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under control with, the Corporation or an employee benefit plan maintained by any such entity, of beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of securities of the Corporation that results in such person or related group owning thirty percent (30%) or more of the total combined voting power of the Corporation’s then-outstanding securities;
(ii)     a merger, recapitalization, consolidation, or other similar transaction to which the Corporation is a party, unless securities representing at least 50% of the combined voting power of the then-outstanding securities of the surviving entity or a parent thereof are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately before the transaction;
(iii)     a sale, transfer or disposition of all or substantially all of the Corporation’s assets, unless securities representing at least 50% of the combined voting power of the then-outstanding securities of the entity acquiring the Corporation’s assets or parent thereof are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately before the transaction;
(iv)     a merger, recapitalization, consolidation, or other transaction to which the Corporation is a party or the sale, transfer, or other disposition of all or substantially all of the Corporation’s assets if, in either case, the members of the Board immediately prior to consummation of the transaction do not, upon consummation of the transaction, constitute at least a majority of the board of directors of the surviving entity or the entity acquiring the Corporation’s assets, as the case may be, or a parent thereof (for this purpose, any change in the composition of the board of directors that is anticipated or pursuant to an understanding or agreement in connection with a transaction will be deemed to have occurred at the time of the transaction); or
(v)     a change in the composition of the Board over a period of thirty-six 36) consecutive months or less such that a majority of the Board members ceases by reason of one or more contested elections for Board membership, to be comprised of individuals who either (a) have been Board members since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members who were described in clause (a) or who were previously so elected or approved and who were still in office at the time the Board approved such election or nomination; provided, however, that solely for purposes of determining whether a permissible Section 409A distribution can be made under Paragraph 5.C in connection with such Change in Control event, the period for measuring a change in the composition of the Board shall be limited to a period of twelve (12) consecutive months or less;
provided however, that no Change in Control shall occur if the result of the transaction is to give more ownership or control of the Corporation to any person or related group of persons who held securities representing more than thirty percent (30%) of the combined voting power of the Corporation's outstanding securities as of March 3, 2003.
F.     Code shall mean the Internal Revenue Code of 1986, as amended.
G.     Common Stock shall mean the shares of the Corporation’s common stock.
H.     Corporation shall mean SJW Group, a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of SJW Group which shall by appropriate action adopt the Plan and/or assume the Award.
I.     Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance; provided, however, that solely for purposes of determining whether Participant has incurred a Separation from Service, the term “Employee” shall have the meaning assigned to such term in the Separation from Service definition set forth in this Appendix.
J.     Fair Market Value per share of Common Stock on any relevant date shall be the closing selling price per share on the date in question on the Stock Exchange on which the Common Stock is at that time primarily traded, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such Stock Exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.
K.     Good Cause shall mean:
(i)    Any act or omission by Participant that results in substantial harm to the business or property of the Corporation (or any Parent or Subsidiary) and that constitutes dishonesty, intentional breach of fiduciary obligation or intentional wrongdoing,
(ii)    Participant’s conviction of a criminal violation involving fraud or dishonesty, or
(iii)    Participant’s intentional and knowing participation in the preparation or release of false or materially misleading financial statements relating to the operations and financial condition of the Corporation (or any Parent or Subsidiary) or Participant’s intentional and knowing submission of any false or erroneous certification required of him or her under the Sarbanes-Oxley Act of 2002 or any securities exchange on which the Common Stock is at the time listed for trading.
The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss Participant or any other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan or this Agreement, to constitute grounds for termination for Good Cause.

L.     Good Reason shall be deemed to exist with respect to Participant if and only if, without Participant’s express written consent:
(i)    there is a significantly adverse change in the nature or the scope of Participant’s authority or in his or her overall working environment;
(ii)    Participant is assigned duties materially inconsistent with his or her present duties, responsibilities and status;
(iii)    there is a reduction in the sum of Participant’s rate of base salary and target bonus; or
(iv)    the Corporation changes by fifty-five (55) miles or more the principal location in which Participant is required to perform services;
provided, however, that, before Participant may resign for any Good Reason event or transaction, Participant must first provide written notice to the Corporation (or the Parent or Subsidiary employing Participant) identifying such Good Reason event or transaction within ninety (90) days after the occurrence of such event or transaction and the Corporation (or the Parent or Subsidiary employing Participant) shall have failed to cure such event or transaction within thirty (30) days after receipt of such written notice.
M.     Measurement Period shall mean the period specified on attached Schedule I over which the attainment of the Performance Objective is to be measured.
N.    1934 Act shall mean the Securities Exchange Act of 1934, as amended.
O.    Participant shall mean the person to whom the Award is made pursuant to the Agreement.
P.     Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
Q.    Performance Objective shall mean the attainment of the earnings per share objective set forth in attached Schedule I, as calculated over the Measurement Period.
R.     Permanent Disability shall mean Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.
S.     Plan shall mean the Corporation’s Long Term Incentive Plan.
T.     Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.
U.     Qualifying Change in Control shall mean the date on which there occurs a Change in Control that also qualifies as: (i) a change in the ownership of the Corporation, as determined in accordance with Section 1.409A-3(i)((5)(v) of the Treasury Regulations, (ii) a change in the effective control of the Corporation, as determined in accordance with Section 1.409A-3(i)((5)(vi) of the Treasury Regulations, or

(iii) a change in the ownership of a substantial portion of the assets of the Corporation, as determined in accordance with Section 1.409A-3(i)((5)(vii) of the Treasury Regulations.
V.     Separation from Service shall mean Participant’s cessation of Employee status by reason of his death, retirement or termination of employment. Participant shall be deemed to have terminated employment for such purpose at such time as the level of his bona fide services to be performed as an Employee (or as a consultant or independent contractor) permanently decreases to a level that is not more than twenty percent (20%) of the average level of services he rendered as an Employee during the immediately preceding thirty-six (36) months. Solely for purposes of determining when a Separation from Service occurs, Participant will be deemed to continue in “Employee” status for so long as he remains in the employ of one or more members of the Employer Group, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance. “Employer Group” means the Corporation and any Parent or Subsidiary and any other corporation or business controlled by, controlling or under common control with, the Corporation, as determined in accordance with Sections 414(b) and (c) of the Code and the Treasury Regulations thereunder, except that in applying Sections 1563(1), (2) and (3) of the Code for purposes of determining the controlled group of corporations under Section 414(b), the phrase “at least 50 percent” shall be used instead of “at least 80 percent” each place the latter phrase appears in such sections and in applying Section 1.414(c)-2 of the Treasury Regulations for purposes of determining trades or businesses that are under common control for purposes of Section 414(c), the phrase “at least 50 percent” shall be used instead of “at least 80 percent” each place the latter phrase appears in Section 1.4.14(c)-2 of the Treasury Regulations. Any such determination as to Separation from Service, however, shall be made in accordance with the applicable standards of the Treasury Regulations issued under Section 409A of the Code.
W.     Service shall mean Participant’s performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the Board or a consultant or independent advisor. Participant shall be deemed to cease Service immediately upon the occurrence of either of the following events: (i) Participant no longer performs services in any of the foregoing capacities for the Corporation (or any Parent or Subsidiary) or (ii) the entity for which Participant performs such services ceases to remain a Parent or Subsidiary of the Corporation, even though Participant may subsequently continue to perform services for that entity. Service as an Employee shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that the following special provisions shall be in effect for any such leave:
(i)     Should the period of such leave (other than a disability leave) exceed six (6) months, then Participant shall be deemed to cease Service and to incur a Separation from Service upon the expiration of the initial six (6)-month period of that leave, unless Participant retains a right to re‑employment under applicable law or by contract with the Corporation (or any Parent or Subsidiary).
(ii)     Should the period of a disability leave exceed twenty-nine (29) months, then Participant shall be deemed to cease Service and to incur a Separation from Service upon the expiration of the initial twenty-nine (29)-month period of that leave, unless Participant retains a right to re-employment under applicable law or by contract with the Corporation (or any Parent or Subsidiary). For such purpose, a disability leave shall be a leave of absence due to any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than six (6) months and causes Participant to be unable to perform the duties of his position of employment with the Corporation (or any Parent or Subsidiary) or any substantially similar position of employment.
(iii)     Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period Participant is on a leave of absence.

X.     Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.
Y.     Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
Z.     Target Shares shall mean number of shares specified in the Target Number of Shares section under Paragraph 1.
AA.     Withholding Taxes shall mean (i) the employee portion of the federal, state and local employment taxes required to be withheld by the Corporation in connection with the vesting of the shares of Common Stock (or any other property) under the Award and (ii) the federal, state and local income taxes required to be withheld by the Corporation in connection with the issuance of those vested shares (or any other property).

SCHEDULE I
PERFORMANCE OBJECTIVE AND MEASUREMENT PERIOD
MEASUREMENT PERIOD
The Measurement Period shall be the period beginning _________ and ending __________.
PERFORMANCE OBJECTIVE
The Performance Objective which must be attained for the Award to vest shall be earnings per share at the end of the Measurement Period
For this purpose, earnings per share at the end of the Measurement Period means the Corporation’s diluted earnings per share for fiscal year ____ as measured in accordance with U.S. generally accepted accounting principles and reflected on the Corporation’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for such fiscal year, subject to adjustments set forth below.
Earnings per share for fiscal year _____ shall be adjusted to exclude (a) gains or losses during fiscal year ____ from sales of real estate investments, California Water Service Group stock and Texas Water Alliance Limited; (b) charges taken during fiscal year _____ for asset impairments or write-downs; (c) compensation charges taken during fiscal year _____ with respect to outstanding performance-based restricted stock unit awards and (d) compensation costs and expenses associated with cash-based bonus or incentive compensation plans or arrangements of the Corporation or any Parent or Subsidiary paid during fiscal year ____.
No later than the last business day of February in the calendar year immediately following the completion of the Measurement Period, the Plan Administrator shall certify the actual level at which the Performance Objective was attained during the Measurement Period. The actual number of shares of Common Stock which vest and become issuable pursuant to the Award as a result of such certification (the “Performance-Qualified Shares”) may range from 0% to 150% of the Target Shares based on the level of attainment of the Performance Objective as follows:

FY ____ EPS	< $____	Threshold $____	Target $____	Maximum $___
% of Target Shares Paid	0%	50%	100%	150%

No payment will occur if earnings per share for fiscal year _____ (as adjusted) is less than the Threshold level. Payouts between Threshold and Target and between Target and Maximum are determined by straight line interpretation.

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